UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2006

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-7564	13-5034940
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

200 LIBERTY STREET, NEW YORK, NEW YORK	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 416-2000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 17, 2006, the Board elected Jon E. Barfield to the Board, effective immediately. The Board has not appointed Mr. Barfield to any Board committees.  A copy of the press release announcing Mr. Barfield’s election to the Board is attached as Exhibit 99.1 to this report.  With the election of Mr. Barfield, the size of the Board has been temporarily increased to seventeen directors. See Item 5.03 below.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 17, 2006, in accordance with the Company's restated certificate of incorporation, the Board amended Section 43 of the Company's Bylaws to provide that between May 17, 2006 and the date of the Annual Meeting of Stockholders in April 2007, the number of directors shall be fixed at seventeen, and thereafter shall return to sixteen.

As discussed in Item 5.02 above, effective May 17, 2006, Mr. Barfield will become a director of the Company.  A copy of the amended and restated Bylaws is attached as Exhibit 3.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
3.1	The Bylaws of the Company, as amended and restated as of May 17, 2006.

99.1	Press Release dated May 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.
(Registrant)

Date:	May 18, 2006	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	The Bylaws of the Company, as amended and restated as of May 17, 2006.

99.1	Press Release dated May 17, 2006.